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                                                                     EXHIBIT 5.1

                  [LETTERHEAD OF GOODWIN, PROCTER & HOAR LLP]


                                  May 23, 1996



ANSYS, Inc.
201 Johnson Road
Houston, PA 15342-1300

Ladies and Gentlemen:

     Re:  Registration Statement on Form S-1
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     This opinion is delivered in our capacity as counsel to ANSYS, Inc. (the
"Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-1 (the "Registration Statement") relating to 4,082,500 shares of Common Stock, par value $.01 per share (the "Registered Shares"), including 532,500 shares which the underwriters have an option to purchase solely for the purpose of covering over-allotments. Of the 4,082,500 Registered Shares, 3,500,000 are to be sold by the Company (the "Company Shares"), 50,000 are to be sold by a Selling Stockholder and 532,500 may be sold by Stockholders of the Company pursuant to the over-allotment option (collectively, the "Selling Stockholder Shares") to underwriters (the "Underwriters") of which Alex. Brown & Sons Incorporated Cowen & Company, Wessels, Arnold & Henderson, L.L.C. and Parker/Hunter Incorporated are the representatives (the "Representatives") pursuant to an Underwriting Agreement (the "Underwriting Agreement") between the Company and the Representatives of the Underwriters.

     As counsel for the Company, we have examined the form of the proposed Underwriting Agreement being filed as an exhibit to the Registration Statement, the Company's Second Amended and Restated Certificate of Incorporation, as amended, and the Company's By-laws, each as presently in effect, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

     Based on the foregoing, we are of the opinion that (A) when the Underwriting Agreement is completed (including the insertion therein of pricing terms) and executed by the Company and on behalf of the Underwriters, and the Company Shares are sold to the Underwriters and paid for pursuant to the terms of the Underwriting Agreement, the Company Shares will be duly authorized, legally issued, fully paid and non-assessable by the Company
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                          GOODWIN, PROCTER & HOAR LLP


ANSYS, Inc.
May 23, 1996
Page 2


under the General Corporation Law of the State of Delaware (the "DGCL"), and (B) the Selling Stockholder Shares are duly authorized, legally issued, fully paid and non-assessable by the Company under the DGCL.

     We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters," and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,



                                     /s/ Goodwin, Procter & Hoar  LLP

                                     Goodwin, Procter & Hoar  LLP